Exhibit 32.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the “Report”) on the Form 10-K/A of Imperial Resources, Inc. (the “Company”) for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof, I, Josey Sajan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:      May 16, 2011

/s/ Mike Mackey
Mike Mackey
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)